Exhibit 8.1

	Company Name	Country
Wholly owned subsidiaries
1	141 Union Company	United States
2	Albion Downs Pty Ltd	Australia
3	Araguaia Participações Ltda	Brazil
4	BHP Billiton (AUS) DDS Pty Ltd	Australia
5	BHP Billiton (Towage Services) Pty Ltd	Australia
6	BHP Billiton (Trinidad) Holdings Ltd	Saint Lucia
7	BHP Billiton (Trinidad-2C) Ltd	Canada
8	BHP Billiton (Trinidad-3A) Ltd	Trinidad and Tobago
9	BHP Billiton (UK) DDS Limited	United Kingdom
10	BHP Billiton (UK) Limited	United Kingdom
11	BHP Billiton Aluminium Australia Pty Ltd	Australia
12	BHP Billiton Aluminium Limited	United Kingdom
13	BHP Billiton Aluminium Technologies Limited	Jersey
14	BHP Billiton Australia UK Finance Limited	British Virgin Islands
15	BHP Billiton Boliviana de Petroleo Inc.	United States
16	BHP Billiton Brasil Investimentos de Petróleo Ltda	Brazil
17	BHP Billiton Brasil Ltda	Brazil
18	BHP Billiton Canada Inc.	Canada
19	BHP Billiton Capital Inc.	United States
20	BHP Billiton Chile Inversiones Ltda	Chile
21	BHP Billiton Company BV	Netherlands
22	BHP Billiton Diamonds (Eurasia) LLC	Russian Federation
23	BHP Billiton Direct Reduced Iron Pty Ltd	Australia
24	BHP Billiton Energy Coal Australia Pty Ltd	Australia
25	BHP Billiton Energy Coal Inc.	United States
26	BHP Billiton Eurasia BV	Netherlands
27	BHP Billiton Executive Services Company Pty Ltd	Australia
28	BHP Billiton Finance (USA) Ltd	Australia
29	BHP Billiton Finance BV	Netherlands
30	BHP Billiton Finance Limited	Australia
31	BHP Billiton Finance Plc	United Kingdom
32	BHP Billiton Foreign Holdings Inc.	United States
33	BHP Billiton Foundation	United States
34	BHP Billiton Freight Singapore Pte Limited	Singapore
35	BHP Billiton Group Limited	United Kingdom
36	BHP Billiton Group Operations Pty Ltd (a) (b)	Australia
37	BHP Billiton Holdings Limited	United Kingdom
38	BHP Billiton Innovation Pty Ltd (a)	Australia
39	BHP Billiton International Metals BV	Netherlands
40	BHP Billiton International Services Limited	United Kingdom
41	BHP Billiton International Trading (Shanghai) Co. Ltd	China
42	BHP Billiton Investment Holdings Limited	United Kingdom
43	BHP Billiton IO Mining Pty Ltd	Australia
44	BHP Billiton IO Pilbara Mining Pty Ltd	Australia
45	BHP Billiton IO Workshop Pty Ltd	Australia
46	BHP Billiton Iron Ore Holdings Pty Ltd	Australia
47	BHP Billiton Iron Ore Pty Ltd	Australia

	Company Name	Country
48	BHP Billiton Japan Limited	Japan
49	BHP Billiton Limited Employee Equity Trust	Jersey
50	BHP Billiton Lonsdale Investments Pty Ltd (a) (b)	Australia
51	BHP Billiton Marine & General Insurances Pty Ltd	Australia
52	BHP Billiton Marketing AG	Switzerland
53	BHP Billiton Marketing Asia Pte Ltd	Singapore
54	BHP Billiton Marketing BV	Netherlands
55	BHP Billiton Marketing Inc.	United States
56	BHP Billiton Marketing Services India Pvt. Ltd	India
57	BHP Billiton Marketing UK Limited	United Kingdom
58	BHP Billiton MetCoal Holdings Pty Ltd (a) (b)	Australia
59	BHP Billiton Mine Management Company	United States
60	BHP Billiton Minerals Pty Ltd	Australia
61	BHP Billiton New Mexico Coal Inc.	United States
62	BHP Billiton Nickel Operations Pty Ltd	Australia
63	BHP Billiton Nickel West Pty Ltd (a) (b)	Australia
64	BHP Billiton Olympic Dam Corporation Pty Ltd (a) (b)	Australia
65	BHP Billiton Petróleo Holdings de México S. de R.L. de C.V.	Mexico
66	BHP Billiton Petróleo Operaciones de México S. de R.L. de C.V.	Mexico
67	BHP Billiton Petroleum (Americas) Inc.	United States
68	BHP Billiton Petroleum (Arkansas Holdings) Inc.	United States
69	BHP Billiton Petroleum (Arkansas) Inc.	United States
70	BHP Billiton Petroleum (Australia) Pty Ltd	Australia
71	BHP Billiton Petroleum (Bass Strait) Pty Ltd	Australia
72	BHP Billiton Petroleum (Bimshire) Limited	United Kingdom
73	BHP Billiton Petroleum (Brazil) Limited	United Kingdom
74	BHP Billiton Petroleum (Carlisle Bay) Limited	United Kingdom
75	BHP Billiton Petroleum (Colombia) Corporation	Canada
76	BHP Billiton Petroleum (Deepwater) Inc.	United States
77	BHP Billiton Petroleum (Fayetteville) LLC	United States
78	BHP Billiton Petroleum (Foreign Exploration Holdings) LLC	United States
79	BHP Billiton Petroleum (GOM) Inc.	United States
80	BHP Billiton Petroleum (International Exploration) Pty Ltd	Australia
81	BHP Billiton Petroleum (KCS Resources) LLC	United States
82	BHP Billiton Petroleum (Mexico Holdings) LLC	United States
83	BHP Billiton Petroleum (Mexico) Limited	United Kingdom
84	BHP Billiton Petroleum (New Ventures) Corporation	Canada
85	BHP Billiton Petroleum (North America) Inc.	United States
86	BHP Billiton Petroleum (North West Shelf) Pty Ltd	Australia
87	BHP Billiton Petroleum (Philippines) Corporation	Canada
88	BHP Billiton Petroleum (Sabah) Corporation	Canada
89	BHP Billiton Petroleum (Sarawak) Limited	United Kingdom
90	BHP Billiton Petroleum (South Africa 3B/4B) Limited	United Kingdom
91	BHP Billiton Petroleum (Trinidad Block 14) Limited	United Kingdom
92	BHP Billiton Petroleum (Trinidad Block 23A) Limited	United Kingdom
93	BHP Billiton Petroleum (Trinidad Block 23B) Limited	United Kingdom
94	BHP Billiton Petroleum (Trinidad Block 28) Limited	United Kingdom
95	BHP Billiton Petroleum (Trinidad Block 29) Limited	United Kingdom
96	BHP Billiton Petroleum (Trinidad Block 3) Limited	United Kingdom
97	BHP Billiton Petroleum (Trinidad Block 5) Limited	United Kingdom

	Company Name	Country
98	BHP Billiton Petroleum (Trinidad Block 6) Limited	United Kingdom
99	BHP Billiton Petroleum (Trinidad Block 7) Limited	United Kingdom
100	BHP Billiton Petroleum (Tx Gathering) LLC	United States
101	BHP Billiton Petroleum (TxLa Operating) Company	United States
102	BHP Billiton Petroleum (Victoria) Pty Ltd	Australia
103	BHP Billiton Petroleum (WSF Operating) Inc.	United States
104	BHP Billiton Petroleum Great Britain Limited	United Kingdom
105	BHP Billiton Petroleum Holdings (USA) Inc.	United States
106	BHP Billiton Petroleum Holdings LLC	United States
107	BHP Billiton Petroleum International Pty Ltd	Australia
108	BHP Billiton Petroleum Investments (Great Britain) Pty Ltd	Australia
109	BHP Billiton Petroleum Limited	United Kingdom
110	BHP Billiton Petroleum Properties (GP) LLC	United States
111	BHP Billiton Petroleum Properties (LP) LLC	United States
112	BHP Billiton Petroleum Properties (N.A.) LP	United States
113	BHP Billiton Petroleum Pty Ltd	Australia
114	BHP Billiton Petroleum Trading and Marketing Pty Ltd	Australia
115	BHP Billiton PNG Services Limited	Papua New Guinea
116	BHP Billiton Resources International (RSA) Pty Ltd	Australia
117	BHP Billiton Services Jersey Limited	Jersey
118	BHP Billiton Shared Business Services Pty Ltd	Australia
119	BHP Billiton Shared Services Malaysia Sdn. Bhd.	Malaysia
120	BHP Billiton SSM Development Pty Ltd	Australia
121	BHP Billiton SSM Indonesia Holdings Pty Ltd	Australia
122	BHP Billiton SSM Indonesia Pte Ltd	Singapore
123	BHP Billiton SSM International Pty Ltd	Australia
124	BHP Billiton Sustainable Communities	United Kingdom
125	BHP Billiton UK Holdings Limited	British Virgin Islands
126	BHP Billiton UK Investments Limited	British Virgin Islands
127	BHP Billiton WAIO Pty Ltd	Australia
128	BHP Billiton Western Mining Resources International Pty Ltd	Australia
129	BHP Billiton World Exploration Inc.	Canada
130	BHP Billiton Yakabindie Nickel Pty Ltd	Australia
131	BHP Billiton Zambia Limited	Zambia
132	BHP Capital No. 20 Pty Ltd	Australia
133	BHP Chile Inc.	United States
134	BHP Coal Pty Ltd (a) (b)	Australia
135	BHP Copper Inc.	United States
136	BHP Development Finance Pty Ltd	Australia
137	BHP Escondida Inc.	United States
138	BHP Finance (International) Inc.	United States
139	BHP Group Resources Pty Ltd	Australia
140	BHP Hawaii Inc.	United States
141	BHP Holdings (International) Inc.	United States
142	BHP Holdings (Resources) Inc.	United States
143	BHP Holdings (USA) Inc.	United States
144	BHP Holdings International (Investments) Inc.	United States
145	BHP Internacional Participacoes Ltda	Brazil
146	BHP International Finance Corp.	United States
147	BHP Khanij Anveshana Private Limited	India

	Company Name	Country
148	BHP Mineral Resources Inc.	United States
149	BHP Minerals Asia Pacific Pty Ltd	Australia
150	BHP Minerals Europe Limited	United Kingdom
151	BHP Minerals Exploration Inc.	United States
152	BHP Minerals Holdings Proprietary Ltd	Australia
153	BHP Minerals India Pvt. Ltd	India
154	BHP Minerals International Exploration Inc.	United States
155	BHP Minerals International LLC	United States
156	BHP Minerals Service Company	United States
157	BHP Navajo Coal Company	United States
158	BHP Peru Holdings Inc.	United States
159	BHP Petroleum (Argentina) S.A.	Argentina
160	BHP Petroleum (Ashmore Operations) Pty Ltd	Australia
161	BHP Petroleum (Cambodia) Pty Ltd	Australia
162	BHP Petroleum (Tankers) Limited	Bermuda
163	BHP Queensland Coal Investments Pty Ltd (a) (b)	Australia
164	BHP Queensland Coal Limited (a)	United States
165	BHP Resources Inc.	United States
166	BHP Titanium Minerals Pty Ltd	Australia
167	BHPB Freight Pty Ltd (a) (b)	Australia
168	BHPB Resolution Holdings LLC	United States
169	Billiton Australia Finance Pty Ltd	Australia
170	Billiton Coal Australia Holdings BV	Netherlands
171	Billiton Development (Zambia) Limited	Zambia
172	Billiton Development BV	Netherlands
173	Billiton ESOP Trustee Limited	Jersey
174	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
175	Billiton Guinea BV	Netherlands
176	Billiton Investment 3 BV	Netherlands
177	Billiton Investment 8 BV	Netherlands
178	Billiton Investments Ireland Limited	Ireland
179	Billiton Manganese Australia Pty Ltd	Australia
180	Billiton Marketing Holding BV	Netherlands
181	Billiton Suriname Holdings BV	Netherlands
182	Broadmeadow Mine Services Pty Ltd (a) (b)	Australia
183	Broken Hill Proprietary (USA) Inc.	United States
184	Carson Hill Gold Mining Corporation	United States
185	Central Queensland Services Pty Ltd (a) (b)	Australia
186	Coal Mines Australia Pty Ltd	Australia
187	Compania Minera Cerro Colorado Ltda	Chile
188	Consolidated Nominees (Pty) Ltd	South Africa
189	Dampier Coal (Queensland) Pty Ltd	Australia
190	Global BHP Copper Ltd	Cayman Islands
191	Global Offshore Oil Exploration (South Africa) (Pty) Ltd	South Africa
192	Hamilton Brothers Petroleum Corporation	United States
193	Hamilton Oil Company Inc.	United States
194	Hay Point Services Pty Ltd (a)	Australia
195	Hunter Valley Energy Coal Pty Ltd	Australia
196	IPS USA Inc.	United States
197	Jenipapo Recursos Naturais Ltda	Brazil

	Company Name	Country
198	Marcona International S.A.	Panama
199	Minera Spence S.A.	Chile
200	Mt Arthur Coal Pty Ltd	Australia
201	Mt Arthur Underground Pty Ltd	Australia
202	Petrohawk Energy Corporation	United States
203	Phoenix Mining Finance Company Proprietary Limited	South Africa
204	Pilbara Gas Pty Ltd	Australia
205	PT BHP Billiton Indonesia	Indonesia
206	PT BHP Billiton Services Indonesia	Indonesia
207	PT Billiton Indonesia	Indonesia
208	QNI International Pty Ltd	Australia
209	QNI Philippines Inc.	Philippines
210	RAL Cayman Inc.	Cayman Islands
211	Rio Algom Exploration Inc.	Canada
212	Rio Algom Investments (Chile) Inc.	Canada
213	Rio Algom Limited	Canada
214	Rio Algom Mining LLC	United States
215	Riocerro Inc.	Cayman Islands
216	Riochile Inc.	Cayman Islands
217	South Texas Shale LLC	United States
218	Stein Insurance Company Limited	Guernsey
219	Tamakaya Energía SpA	Chile
220	The Broken Hill Proprietary Company Pty Ltd (a) (b)	Australia
221	The World Marine & General Insurance Plc	United Kingdom
222	UMAL Consolidated Pty Ltd	Australia
223	United Iron Pty Ltd	Australia
224	Westminer Insurance Pte Ltd	Singapore
225	Winwell Resources LLC	United States
226	WMC (Argentina) Inc.	United States
227	WMC Corporate Services Inc.	United States
228	WMC Finance (USA) Ltd	Australia
229	WMC Mineracao Ltda	Brazil
230	WMC Resources Marketing Limited	Canada

Subsidiaries where the effective interest is less than 100 per cent
231	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
232	BHP Billiton Brasil Exploração e Produção de Petróleo Ltda (99.99%)	Brazil
233	BHP Billiton Mitsui Coal Pty Ltd (80%)	Australia
234	BHP Billiton Petroleum (Eagle Ford Gathering) LLC (75%)	United States
235	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
236	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
237	Lubilanji Mining SPRL (Lumi SPRL) (51%)	The Democratic Republic of the Congo
238	Minera Escondida Ltda (57.5%)	Chile
239	PT Juloi Coal (75%)	Indonesia
240	PT Kalteng Coal (75%)	Indonesia
241	PT Lahai Coal (75%)	Indonesia
242	PT Maruwai Coal (75%)	Indonesia
243	PT Pari Coal (75%)	Indonesia
244	PT Ratah Coal (75%)	Indonesia
245	PT Sumber Barito Coal (75%)	Indonesia

	Company Name	Country
Joint operations
246	Bass Strait (50%)	Australia
247	BHP Billiton SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
248	Blue Ocean Bulk Shipping Limited (50%)	Liberia
249	BM Alliance Coal Marketing Pty Limited (50%)	Australia
250	BM Alliance Coal Operations Pty Limited (50%)	Australia
251	BM Alliance Marketing Pte Ltd (50%)	Singapore
252	BMA Japan KK (50%)	Japan
253	Bruce (16%)	United Kingdom
254	Central Queensland Coal Associates (50%)	Australia
255	Eagle Ford (<1-100%)	United States
256	Fayetteville (<1-100%)	United States
257	Greater Angostura (45%)	Trinidad and Tobago
258	Gregory (50%)	Australia
259	Gulf of Mexico (23.9-44%)	United States
260	Haynesville (<1-100%)	United States
261	JW4 (68%)	Australia
262	Keith (31.83%)	United Kingdom
263	Macedon (71.43%)	Australia
264	Minerva (90%)	Australia
265	Mt Goldsworthy (85%)	Australia
266	Mt Newman (85%)	Australia
267	North West Shelf (8.33-16.67%)	Australia
268	North West Shelf Gas Pty Limited (16.67%)	Australia
269	North West Shelf Liaison Company Pty Ltd (16.67%)	Australia
270	North West Shelf Lifting Coordinator Pty Ltd (16.67%)	Australia
271	North West Shelf Shipping Service Company Pty Ltd (16.67%)	Australia
272	Permian (<1-100%)	United States
273	Posmac (65%)	Australia
274	Pyrenees (40-71.43%)	Australia
275	Red Mountain (50%)	Australia
276	Red Mountain Infrastructure Pty Ltd (50%)	Australia
277	ROD Integrated Development (38%)	Algeria
278	South Blackwater Coal Pty Limited (50%)	Australia
279	Southern Natural Gas Development Pty Limited (50%)	Australia
280	Stybarrow (50%)	Australia
281	Thakweneng Mineral Resources (Pty) Ltd (50%)	South Africa
282	Westralian Bulk Charter Services Pty Ltd (50%)	Australia
283	Wheelarra (51%)	Australia
284	Yandi (85%)	Australia

Joint ventures and associates
285	Caesar Oil Pipeline Company LLC (25%)	United States
286	Carbones del Cerrejón Limited (33.33%)	Anguilla
287	Cerrejón Zona Norte S.A. (33.33%)	Colombia
288	Cleopatra Gas Gathering Company LLC (22%)	United States
289	CMC-Coal Marketing Company Limited (33.33%)	Ireland
290	Compañía Minera Antamina S.A. (33.75%)	Peru
291	Global Coal Limited (70.97%)	United Kingdom
292	Global HubCo BV (33.33%)	Netherlands

	Company Name	Country
293	Marine Well Containment Company LLC (10%)	United States
294	NCIG Holdings Pty Ltd (35.47%)	Australia
295	Resolution Copper Mining LLC (45%)	United States
296	Rightship Pty Limited (33.33%)	Australia
297	Samarco Mineração S.A. (50%)	Brazil

Minority investment
298	Beijing Iron Ore Trading Center Corporation (6.25%)	China
299	China Administration Company Pty Ltd (16.67%)	Australia
300	Commonwealth Steamship Insurance Company Pty Limited (29.72%)	Australia
301	Dalrymple Bay Coal Terminal Pty Ltd (9.66%)	Australia
302	Euronimba Limited (43.50%)	Jersey
303	GlobalORE Pte. Ltd (14.29%)	Singapore
304	Half-Tide Marine Pty Ltd (14.97%)	Australia
305	Integrated Logistics Company Pty Ltd (12.50%)	Australia
306	International Gas Transportation Company Limited (16.67%)	Bermuda
307	Interstate Steamship Insurance Company Pty Ltd (24.91%)	Australia
308	Metalysis Limited (6.85%)	United Kingdom
309	Newcastle Coal Shippers Pty Ltd (1.75%)	Australia
310	Pilbara Pastoral Company Pty Limited (25%)	Australia
311	The Baltic Exchange Limited (Min Int) (0.04%)	United Kingdom

(a)	These companies are parties to the Limited Deed of Cross Guarantee, originally entered into on 6 June 2016, and members of the Closed Group, as at 30 June 2016.

(b)	These companies are parties to the Limited Deed of Cross Guarantee and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.